As filed with the Securities and Exchange Commission on June 30, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Thomson Reuters Corporation	(Exact name of registrant as specified in its charter)	Thomson Reuters PLC

Ontario, Canada	(State or other jurisdiction of incorporation or	England and Wales
organization)

98-0176673	(I.R.S. Employer Identification No. (if applicable))	Not Applicable
3 Times Square
New York, New York 10036
(Address of principal executive offices)

Thomson Reuters Stock Incentive Plan
Thomson Reuters U.S. Employee Stock Purchase Plan
Thomson Reuters Global Employee Stock Purchase Plan
Thomson Reuters Deferred Compensation Plan
(Full title of the plans)

Thomson Reuters Holdings Inc.
Attn: Deirdre Stanley, Executive Vice President and General Counsel
3 Times Square
New York, New York 10036
(Name and address of agent for service)
(646) 223-4000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum		Amount of
Title of securities	Amount to be	offering price	aggregate		registration
to be registered	registered(1)	per share	offering price		fee
Thomson Reuters Corporation common shares, no par value	8,500,000 shares(2)	$32.88 (3)	$279,480,000.00	(3)	$10,983.56
Thomson Reuters PLC ordinary shares, nominal value 25 pence per share(4)	8,500,000 shares(5)	$27.60 (6)	$234,600,000.00	(6)	$9,219.78
Total	17,000,000 shares		$514,080,000.00	(3)(6)	$20,203.34 (7)

(1)	This Registration Statement shall be deemed to cover an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents 5,000,000 Thomson Reuters Corporation common shares issuable under the Thomson Reuters Stock Incentive Plan, 1,000,000 Thomson Reuters Corporation common shares issuable under the Thomson Reuters U.S. Employee Stock Purchase Plan, 2,000,000 Thomson Reuters Corporation common shares issuable under the Thomson Reuters Global Employee Stock Purchase Plan and 500,000 Thomson Reuters Corporation common shares issuable under the Thomson Reuters Deferred Compensation Plan.

(3)	Estimated pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of computing the registration fee, based on the average of the high and low prices of Thomson Reuters Corporation common shares as reported on the New York Stock Exchange on June 24, 2008.

(4)	Under certain circumstances, ordinary shares may be issued in the form of American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts. ADSs have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-150284) filed by Thomson Reuters PLC with the U.S. Securities and Exchange Commission (the “Commission”) on April 17, 2008. Each ADS represents six Thomson Reuters PLC ordinary shares.

(5)	Represents 5,000,000 Thomson Reuters PLC ordinary shares issuable under the Thomson Reuters Stock Incentive Plan, 1,000,000 Thomson Reuters PLC ordinary shares issuable under the Thomson Reuters U.S. Employee Stock Purchase Plan, 2,000,000 Thomson Reuters PLC ordinary shares issuable under the Thomson Reuters Global Employee Stock Purchase Plan and 500,000 Thomson Reuters PLC ordinary shares issuable under the Thomson Reuters Deferred Compensation Plan.

(6)	Estimated pursuant to Rule 457 under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the ordinary shares as reported on the London Stock Exchange on June 24, 2008. The average price for Thomson Reuters PLC ordinary shares was translated into U.S. dollars from British pounds sterling using the noon buying rate as published by the Federal Reserve Bank of New York of US$1.97 = £1.00 on June 24, 2008.

(7)	Thomson Reuters Corporation previously paid $235,400 in registration fees in connection with the $2,000,000,000 of securities registered under its Registration Statement on Form F-9 (File No. 333-128045) initially filed on September 1, 2005. Of this amount, $141,240 of the registration fees related to $1,200,000,000 unissued securities under such Registration Statement, which unsold securities were deregistered on November 9, 2007. Thomson Reuters Corporation utilized $92,100 of the $141,240 amount to offset the total registration fee due for its Registration Statement on Form F-9 (File No. 333-147287) initially filed on November 9, 2007. Accordingly, pursuant to Rule 457(p) under the Securities Act, $49,140 is available to offset the total registration fee of $20,203.34 due for this Registration Statement and $28,936.66 remains available for future registration fees. Accordingly, no registration fee is to be paid herewith.

EXPLANATORY NOTE
     Thomson Reuters Corporation, Thomson Reuters PLC and their respective subsidiaries operate as a unified group under a dual listed company structure. This Registration Statement registers the issuance of Thomson Reuters Corporation common shares to employees of Thomson Reuters Corporation and its subsidiaries as well as to employees of Thomson Reuters PLC and its subsidiaries. This Registration Statement also registers the issuance of Thomson Reuters PLC ordinary shares to employees of Thomson Reuters PLC and its subsidiaries as well as to employees of Thomson Reuters Corporation and its subsidiaries. Shares of Thomson Reuters Corporation and Thomson Reuters PLC may also be issued under this Registration Statement as otherwise permitted by Form S-8.
     This Registration Statement also constitutes Post-Effective Amendment No. 1 to Thomson Reuters Corporation’s registration statements on Form S-8, File Numbers 333-12284, 333-126782 and 333-135721. Prior to April 17, 2008, Thomson Reuters Corporation was named The Thomson Corporation. On July 12, 2000, The Thomson Corporation filed a registration statement on Form S-8 (File No. 333-12284) with respect to the issuance of 20,000,000 common shares under its Stock Incentive Plan. On July 21, 2005, The Thomson Corporation filed a registration statement on Form S-8 (File No. 333-126782) with respect to the issuance of an additional 20,000,000 common shares under the Stock Incentive Plan as well as 6,000,000 common shares under its U.S. Employee Stock Purchase Plan and 2,000,000 common shares under its Global Employee Stock Purchase Plan. On July 12, 2006, The Thomson Corporation filed a registration statement on Form S-8 (File No. 333-135721) with respect to the issuance of 6,000,000 common shares under its Deferred Compensation Plan. The contents of the registration statements referenced in this paragraph are hereby incorporated in this Registration Statement by reference.

PART I
ITEM 1. PLAN INFORMATION.*
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
PART II
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
ITEM 4. DESCRIPTION OF SECURITIES
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
ITEM 8. EXHIBITS
ITEM 9. UNDERTAKINGS
SIGNATURES
SIGNATURES
EXHIBIT INDEX
EX-4.1: STOCK INCENTIVE PLAN
EX-4.2: U.S. EMPLOYEE STOCK PURCHASE PLAN
EX-4.3: GLOBAL EMPLOYEE STOCK PURCHASE PLAN
EX-4.4: DEFERRED COMPENSATION PLAN
EX-5.1: OPINION OF TORYS LLP
EX-5.2: OPINION OF ALLEN & OVERY LLP
EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS LLP, TORONTO
EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS LLP, LONDON

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION.*
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*	The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plans as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents are not required to be, and are not being, filed by Thomson Reuters with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents, which Thomson Reuters previously filed with, or furnished to, the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
•	Thomson Reuters Corporation’s annual report on Form 40-F for the year ended December 31, 2007;

•	Thomson Reuters PLC’s annual report on Form 20-F for the year ended December 31, 2007;

•	Management information circular of Thomson Reuters Corporation dated March 28, 2008 relating to the Thomson Reuters Corporation annual meeting of shareholders held on May 7, 2008, contained in Exhibit 99.1 of Thomson Reuters Corporation’s report on Form 6-K dated April 4, 2008;

•	Management information circular of Thomson Reuters PLC dated April 19, 2008 related to the Thomson Reuters PLC meeting of shareholders held on May 7, 2008, contained in Exhibit 99.1 of Thomson Reuters PLC’s report on Form 6-K dated April 21, 2008;

•	Management’s discussion and analysis and unaudited comparative consolidated financial statements of Thomson Reuters Corporation for the three months ended March 31, 2008, contained in Exhibits 99.1 and 99.2, respectively, of Thomson Reuters Corporation’s and Thomson Reuters PLC’s reports on Form 6-K dated May 12, 2008;

•	Business acquisition report of Thomson Reuters Corporation contained in Exhibit 99.1 of Thomson Reuters Corporation’s and Thomson Reuters PLC’s reports on Form 6-K dated May 15, 2008;

•	The description of Thomson Reuters Corporation’s common shares contained in its registration statement on Form 40-F filed on December 11, 1998, as updated by the description contained in the Thomson Reuters PLC annual report on Form 20-F for the year ended December 31, 2007, and any amendments or reports filed for the purpose of updating such description; and

•	The description of Thomson Reuters PLC’s ordinary shares contained in its registration statement on Form F-3 filed on May 29, 2008, which incorporates by reference its annual report on Form 20-F for the year ended December 31, 2007, and any amendments or reports filed for the purpose of updating such description.

     In addition, all other documents filed by Thomson Reuters with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which de-registers all securities then remaining unsold, and any Form 6-K during such period or portions thereof that are identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the “Incorporated Documents”).
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES.
     Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
     The validity of the Thomson Reuters Corporation common shares being registered hereunder will be passed upon by Torys LLP and the validity of the Thomson Reuters PLC ordinary shares being registered hereunder will be passed upon by Allen & Overy LLP. As of the date of this Registration Statement, the partners and associates of Torys LLP and Allen & Overy LLP owned beneficially, directly or indirectly, less than 1% of Thomson Reuters outstanding securities.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Thomson Reuters directors are indemnified by Thomson Reuters Corporation and Thomson Reuters PLC to the extent permitted by applicable laws and regulations.
     Under the Business Corporations Act (Ontario), a corporation may indemnify a present or former director or officer or an individual who acts or acted at the corporation’s request as a director or officer or in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director in respect of any civil, criminal, administrative, investigative or other proceeding in which the director is involved because of that association with the corporation or other entity, provided that the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted at the corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that his or her conduct was lawful.
     Under the Companies Act 1985 (UK), as amended (the “UK Companies Act”), a company may not directly or indirectly indemnify a director of a company in connection with any negligence, default, breach of duty or breach of trust by the director in relation to the company unless the indemnity constitutes a “qualifying third party indemnity provision”. An indemnity will be a “qualifying third party indemnity provision” for the purposes of the UK Companies Act, provided that it does not indemnify the director against any liability the director incurs:
•	to the company or to an associated company (an associated company is, in effect, a company in the same group; same group);

•	to pay a criminal fine or a regulatory penalty;

•	in defending criminal proceedings in which the director is convicted;

•	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against the director; or

•	in an unsuccessful application for relief from liability under the UK Companies Act.

     Thomson Reuters maintains, at its expense, a directors’ and officers’ liability insurance policy that provides protection for its directors and officers against liability incurred by them in their capacities as such. This policy provides for a limit of at least $100 million for each claim and $100 million in the aggregate and that there is no deductible for this coverage. The insurance applies in certain circumstances where Thomson Reuters may not indemnify its directors and officers for their acts or omissions. Premiums paid by Thomson Reuters relating to directors’ and officers’ liability insurance are between $2 million and $3.5 million per annum.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
          Not applicable.
ITEM 8. EXHIBITS.

Exhibit No.	Description
4.1	Thomson Reuters Stock Incentive Plan

4.2	Thomson Reuters U.S. Employee Stock Purchase Plan

4.3	Thomson Reuters Global Employee Stock Purchase Plan

4.4	Thomson Reuters Deferred Compensation Plan

4.5	Thomson Reuters Corporation Restated Articles of Incorporation (incorporated herein by reference to Exhibit 99.1 of Thomson Reuters Corporation’s Form 6-K dated April 17, 2008)

4.6	Thomson Reuters Corporation Restated By-laws (incorporated herein by reference to Exhibit 99.2 of Thomson Reuters Corporation’s Form 6-K dated April 17, 2008)

4.7	Thomson Reuters PLC Memorandum of Association (incorporated herein by reference to Exhibit 3.1 of Thomson Reuters PLC’s Form 20-F dated April 17, 2008)

4.8	Thomson Reuters PLC Articles of Association (incorporated herein by reference to Exhibit 3.2 of Thomson Reuters PLC’s Form 20-F dated April 17, 2008)

4.9	Deposit Agreement, dated April 17, 2008 among Thomson Reuters PLC, Deutsche Bank Trust Company Americas, as depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 99(a) to Thomson Reuters PLC’s Registration Statement on Form F-6 dated April 17, 2008)

5.1	Opinion of Torys LLP

5.2	Opinion of Allen & Overy LLP

23.1	Consent of PricewaterhouseCoopers LLP, Toronto

23.2	Consent of PricewaterhouseCoopers LLP, London

23.3	Consent of Torys LLP (included in Exhibit 5.1)

23.4	Consent of Allen & Overy LLP (included in Exhibit 5.2)

Exhibit No.	Description
24.1	Power of Attorney for Thomson Reuters Corporation (included on the signature pages to this Registration Statement)

24.2	Power of Attorney for Thomson Reuters PLC (included on the signature pages to this Registration Statement)
ITEM 9. UNDERTAKINGS.
     (a) Each undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that:
(A) paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and
(B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
          (4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: Each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
     (b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 30th day of June 2008.

THOMSON REUTERS CORPORATION

By: Name:	/s/ Deirdre Stanley Deirdre Stanley
Title:	Executive Vice President and General Counsel
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Thomas H. Glocer, Robert D. Daleo and Deirdre Stanley, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 30th day of June 2008.

Signature	Title

/s/ Thomas H. Glocer Thomas H. Glocer	Chief Executive Officer and Director (principal executive officer)

/s/ Robert D. Daleo Robert D. Daleo	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Linda J. Walker Linda J. Walker	Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer)

David Thomson	Chairman of the Board of Directors

/s/ W. Geoffrey Beattie W. Geoffrey Beattie	Deputy Chairman of the Board of Directors

/s/ Niall FitzGerald Niall FitzGerald	Deputy Chairman of the Board of Directors

Signature	Title

/s/ Mary Cirillo Mary Cirillo	Director

/s/ Steven A. Denning Steven A. Denning	Director

/s/ Lawton Fitt Lawton Fitt	Director

/s/ Roger L. Martin Roger L. Martin	Director

/s/ Sir Deryck Maughan Sir Deryck Maughan	Director

/s/ Kenneth Olisa Kenneth Olisa	Director

/s/ Richard L. Olver Richard L. Olver	Director

/s/ Vance K. Opperman Vance K. Opperman	Director

John M. Thompson	Director

/s/ Peter J. Thomson Peter J. Thomson	Director

/s/ John A. Tory John A. Tory	Director

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the undersigned, Thomson Reuters Corporation’s duly authorized representative in the United States, on this 30th day of June 2008.

THOMSON REUTERS HOLDINGS INC.

By: Name:	/s/ Marc E. Gold Marc E. Gold
Title:	Assistant Secretary

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of June 2008.

THOMSON REUTERS PLC

By:	/s/ Deirdre Stanley
Name:	Deirdre Stanley
Title:	Executive Vice President and General Counsel
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Thomas H. Glocer, Robert D. Daleo and Deirdre Stanley, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 30th day of June 2008.

Signature	Title

/s/ Thomas H. Glocer Thomas H. Glocer	Chief Executive Officer and Director (principal executive officer)

/s/ Robert D. Daleo Robert D. Daleo	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Linda J. Walker Linda J. Walker	Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer)

/s/ David Thomson David Thomson	Chairman of the Board of Directors

/s/ W. Geoffrey Beattie W. Geoffrey Beattie	Deputy Chairman of the Board of Directors

/s/ Niall FitzGerald Niall FitzGerald	Deputy Chairman of the Board of Directors

Signature	Title

/s/ Mary Cirillo Mary Cirillo	Director

/s/ Steven A. Denning Steven A. Denning	Director

/s/ Lawton Fitt Lawton Fitt	Director

/s/ Roger L. Martin Roger L. Martin	Director

/s/ Sir Deryck Maughan Sir Deryck Maughan	Director

/s/ Kenneth Olisa Kenneth Olisa	Director

/s/ Richard L. Olver Richard L. Olver	Director

/s/ Vance K. Opperman Vance K. Opperman	Director

John M. Thompson	Director

/s/ Peter J. Thomson Peter J. Thomson	Director

/s/ John A. Tory John A. Tory	Director

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the undersigned, Thomson Reuters PLC’s duly authorized representative in the United States, on this 30th day of June 2008.

THOMSON REUTERS HOLDINGS INC.

By: Name:	/s/ Marc E. Gold Marc E. Gold
Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Thomson Reuters Stock Incentive Plan

4.2	Thomson Reuters U.S. Employee Stock Purchase Plan

4.3	Thomson Reuters Global Employee Stock Purchase Plan

4.4	Thomson Reuters Deferred Compensation Plan

4.5	Thomson Reuters Corporation Restated Articles of Incorporation (incorporated herein by reference to Exhibit 99.1 of Thomson Reuters Corporation’s Form 6-K dated April 17, 2008)

4.6	Thomson Reuters Corporation Restated By-laws (incorporated herein by reference to Exhibit 99.2 of Thomson Reuters Corporation’s Form 6-K dated April 17, 2008)

4.7	Thomson Reuters PLC Memorandum of Association (incorporated herein by reference to Exhibit 3.1 of Thomson Reuters PLC’s Form 20-F dated April 17, 2008)

4.8	Thomson Reuters PLC Articles of Association (incorporated herein by reference to Exhibit 3.2 of Thomson Reuters PLC’s Form 20-F dated April 17, 2008)

4.9	Deposit Agreement, dated April 17, 2008 among Thomson Reuters PLC, Deutsche Bank Trust Company Americas, as depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 99(a) to Thomson Reuters PLC’s Registration Statement on Form F-6 dated April 17, 2008)

5.1	Opinion of Torys LLP

5.2	Opinion of Allen & Overy LLP

23.1	Consent of PricewaterhouseCoopers LLP, Toronto

23.2	Consent of PricewaterhouseCoopers LLP, London

23.2	Consent of Torys LLP (included in Exhibit 5.1)

23.3	Consent of Allen & Overy LLP (included in Exhibit 5.2)

24.1	Power of Attorney for Thomson Reuters Corporation (included on the signature pages to this Registration Statement)

24.2	Power of Attorney for Thomson Reuters PLC (included on the signature pages to this Registration Statement)